CH ENERGY GROUP, INC.

Computation of Ratio of Earnings to Fixed Charges                EXHIBIT (12)(i)

                                                                                2003
                                                              -----------------------------------------
                                                               3 Months        6 Months       12 Months
                                                                Ended           Ended           Ended
                                                               June 30         June 30         June 30
                                                              ---------       ---------       ---------
    Earnings:
A.      Net Income from Continuing Operations(2)              $   7,625       $  27,818       $  44,558
B.      Federal and State Income Tax                              5,291          19,184          26,651
                                                              ---------       ---------       ---------
C.      Earnings before Income Taxes                          $  12,916       $  47,002       $  71,209
                                                              =========       =========       =========
D.      Fixed Charges
             Interest on Mortgage Bonds                             239             502           1,299
             Interest on Other Long-Term Debt                     2,627           5,252          10,683
             Other Interest                                       2,301           4,801          10,437
             Interest Portion of Rents                              247             503             997
             Amortization of Premium & Expense on Debt              324             648           1,290
             Preferred Stock Dividends of Central Hudson            742           1,480           2,809
                                                              ---------       ---------       ---------
                            Total Fixed Charges               $   6,480       $  13,186       $  27,515
                                                              =========       =========       =========

E.      Total Earnings                                        $  19,396       $  60,188       $  98,724
                                                              =========       =========       =========


    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
                 Under IRC Sec 247                            $     451       $     902       $   1,805
G.      Less Allowable Dividend Deduction                           (32)            (64)           (127)
                                                              ---------       ---------       ---------
H.      Net Subject to Gross-up                                     419             838           1,678
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                            1.694           1.690           1.598
                                                              ---------       ---------       ---------
J.      Preferred Dividend  (Pre-tax) (H x I)                       710           1,416           2,682
K.      Plus Allowable Dividend Deduction                            32              64             127
                                                              ---------       ---------       ---------
L.      Preferred Dividend Factor                                   742           1,480           2,809
                                                              =========       =========       =========

M.      Ratio of Earnings to Fixed Charges (E/D)                   2.99            4.56            3.59
                                                              =========       =========       =========

                                                                                Year Ended December 31,
                                                              ---------------------------------------------------------


                                                                 2002          2001 (1)         2000             1999
                                                              ---------       ---------       ---------       ---------
    Earnings:
A.      Net Income from Continuing Operations(2)              $  41,281       $  50,835       $  50,973       $  48,573
B.      Federal and State Income Tax                             22,294          (3,338)         38,215          28,925
                                                              ---------       ---------       ---------       ---------
C.      Earnings before Income Taxes                          $  63,575       $  47,497       $  89,188       $  77,498
                                                              =========       =========       =========       =========
D.      Fixed Charges
             Interest on Mortgage Bonds                           2,136           5,211          11,342          13,057
             Interest on Other Long-Term Debt                     9,819          10,446          12,864          11,094
             Other Interest                                      11,659          12,837           9,303           5,640
             Interest Portion of Rents                              749             801             962             993
             Amortization of Premium & Expense on Debt            1,249           1,350           1,170             993
             Preferred Stock Dividends of Central Hudson          3,259           3,026           5,556           5,078
                                                              ---------       ---------       ---------       ---------
                            Total Fixed Charges               $  28,871       $  33,671       $  41,197       $  36,855
                                                              =========       =========       =========       =========

E.      Total Earnings                                        $  92,446       $  81,168       $ 130,385       $ 114,353
                                                              =========       =========       =========       =========


    Preferred Dividend Requirements:
F.      Allowance for Preferred Stock Dividends
                 Under IRC Sec 247                            $   2,161       $   3,230       $   3,230       $   3,230
G.      Less Allowable Dividend Deduction                          (127)           (127)           (127)           (127)
                                                              ---------       ---------       ---------       ---------
H.      Net Subject to Gross-up                                   2,034           3,103           3,103           3,103
I.      Ratio of Earnings before Income
             Taxes to Net Income (C/A)                            1.540           0.934           1.750           1.595
                                                              ---------       ---------       ---------       ---------
J.      Preferred Dividend  (Pre-tax) (H x I)                     3,132           2,899           5,429           4,951
K.      Plus Allowable Dividend Deduction                           127             127             127             127
                                                              ---------       ---------       ---------       ---------
L.      Preferred Dividend Factor                                 3,259           3,026           5,556           5,078
                                                              =========       =========       =========       =========

M.      Ratio of Earnings to Fixed Charges (E/D)                   3.20            2.41            3.16            3.10
                                                              =========       =========       =========       =========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of the interests of Central Hudson in its principal generating facilities, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income includes preferred stock dividends of Central Hudson.